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EXHIBIT 16

              [SINGER LEWAK GREENBAUM & GOLDSTEIN LLP LETTERHEAD]

April 6, 2005


Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

We have read PivX Solutions, Inc.'s statements included under Item 4 01 of its Form 8-K for March 6, 2005, and we agree with such statements concerning our firm.

/S/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP